UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

GIGOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-153362	26-2439072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Geng Road, Suite 250

Palo Alto, CA 94303

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (650) 424-1937

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On February 4, 2011, GigOptix, Inc., a Delaware corporation (“GigOptix”), Endwave Corporation, a Delaware corporation (“Endwave”) and Aerie Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of GigOptix (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Subsidiary will, subject to the satisfaction or waiver of the conditions therein, merge with and into Endwave, the separate corporate existence of Merger Subsidiary shall cease and Endwave will be the successor or surviving corporation of the merger (the “Merger”) and a wholly-owned subsidiary of GigOptix.

Upon the consummation of the Merger, (i) the outstanding shares of Endwave common stock will be converted into the right to receive an aggregate number of shares of GigOptix common stock equal to the product of (.425/.575) and the number of shares of GigOptix common stock outstanding immediately prior to consummation of the Merger, less 42.5% of the Endwave Option Shares (as defined below) and (ii) in-the-money options to acquire Endwave common stock outstanding immediately prior to the consummation of the Merger will be converted into that number of shares of GigOptix common stock determined by dividing the spread value of such options at closing by the closing price of GigOptix’s common stock on the trading day prior to closing (such shares, the “Endwave Option Shares”), such that following the Merger, the pre-Merger holders of common stock and restricted stock units will own that number of shares equal to 42.5% of the outstanding stock of the combined company, less 42.5% of the shares issued in respect of Endwave stock options. If the Merger were consummated on February 4, 2011, each outstanding share of Endwave common stock would convert into approximately 0.89 shares of GigOptix common stock.

The Merger Agreement contains customary “no-solicitation” covenants pursuant to which neither Endwave nor GigOptix is permitted to solicit any alternative acquisition proposals, provide any information to any person in connection with any alternative acquisition proposal, participate in any discussions or negotiations relating to any alternative acquisition proposal, approve, endorse or recommend any alternative acquisition proposal, or enter into any agreement relating to any alternative acquisition proposal. The “no-solicitation” provision is subject to certain exceptions that permit the Board of Directors of each of Endwave and GigOptix, as the case may be, to comply with their respective fiduciary duties, which, under certain circumstances, would enable Endwave or GigOptix, as the case may be, to provide information to, and engage in discussions or negotiations with, third parties with respect to alternative acquisition proposals.

The Merger Agreement contains certain termination rights for both Endwave and GigOptix and further provides that, upon termination of the Merger Agreement under certain circumstances, Endwave may be obligated to pay GigOptix a termination fee of $1,000,000 plus certain reasonable documented expenses of GigOptix.

GigOptix and Endwave currently expect to complete the Merger in the second quarter of 2011. GigOptix’s and Endwave’s obligations to consummate the Merger are subject to the satisfaction or waiver of customary closing conditions and regulatory approvals, as well as the approval of the merger by the stockholders of Endwave.

Dr. Avi Katz will maintain his position as Chairman of the Board of Directors, Chief Executive Officer and President of the combined company. Curt P. Sacks, the current Chief Financial Officer of Endwave, will serve as the Chief Financial Officer of the combined company. Andrea Betti-Berutto, the current Chief Technology Officer of GigOptix, will serve as the Chief Technology Officer of the combined company. Other key executives from both companies will be combined to serve on the management team. GigOptix’s new Board of Directors will consist of all five existing GigOptix directors and two Endwave directors, John Mikulsky and Joseph Lazzara.

The Boards of Directors of GigOptix and Endwave have each unanimously approved the Merger Agreement and the related transactions, and the Board of Directors of Endwave has also adopted resolutions recommending the requisite Endwave stockholder approval for consummation of the Merger. Endwave will hold a stockholders’ meeting to submit these matters to its stockholders for their consideration. In connection with the Merger, GigOptix intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which will include a proxy statement of Endwave and a prospectus of GigOptix.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide information regarding the terms of the agreements and is not intended to modify or supplement any factual disclosures about GigOptix or Endwave in public reports filed with the U.S. Securities and Exchange Commission (SEC). The representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between GigOptix and Endwave rather than establishing matters as facts. The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise. A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On February 7, 2011, GigOptix and Endwave issued a joint press release announcing, among other things, the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on February 7, 2011, a PowerPoint presentation has been posted on the website of both companies, detailing the rationale, motivation and prospects of the merger, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix, Inc., Endwave Corporation and Aerie Acquisition Corporation.

99.1	Joint press release issued on February 7, 2011.

99.2	PowerPoint presentation posted on February 7, 2011.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed Merger, GigOptix intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement of Endwave and a prospectus of GigOptix, and other relevant materials in connection with the proposed Merger, and each of GigOptix and Endwave intend to file with the SEC other documents regarding the proposed Merger. The definitive proxy statement/prospectus will be mailed to the stockholders of Endwave. INVESTORS AND STOCKHOLDERS OF GIGOPTIX AND ENDWAVE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GIGOPTIX, ENDWAVE AND THE PROPOSED MERGER.

The proxy statement/prospectus (when available) and any other related documents filed by GigOptix and Endwave with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, the proxy statement/prospectus (when it is available) and other documents filed by GigOptix or Endwave with the SEC relating to the proposed transaction may also be obtained for free by accessing GigOptix’s website at www.gigoptix.com by clicking on the link for “Investor”, then clicking on the link for “SEC Filings”, or by accessing Endwave’s website at www.endwave.com and clicking on the “Company” link and then clicking on the link for “SEC Filings” underneath the heading “Investor Relations.”

Endwave and its respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Endwave in connection with the proposed Merger. Information regarding Endwave’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 24, 2010, and the proxy statement for Endwave’s 2010 annual meeting of stockholders, filed with the SEC on June 11, 2010. Information regarding GigOptix’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010, and the proxy statement for GigOptix’s 2010 annual meeting of stockholders, filed with the SEC on October 5, 2010. Certain directors and executive officers of GigOptix and/or Endwave may have direct or indirect interests in the Merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the Merger. If and to the extent that any of the GigOptix or Endwave participants will receive any additional benefits in connection with the Merger, the details of those benefits will be described in the proxy statement/prospectus relating to the Merger. Investors and stockholders may obtain additional information regarding the direct and indirect interests of GigOptix, Endwave and their respective executive officers and directors in the Merger by reading the proxy statement/prospectus regarding the Merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC. (Registrant)

Date: February 7, 2011	By:	/S/ DR. AVI KATZ
Dr. Avi Katz Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 4, 2011, by and among GigOptix Inc., Aerie Acquisition Corporation and Endwave Corporation

99.1	Joint press release issued on February 7, 2011

99.2	PowerPoint presentation posted on February 7, 2011.